Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CECO ENVIRONMENTAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	13-2566064
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4625 Red Bank Road

Cincinnati, Ohio 45227

(Address of Principal Executive Offices) (Zip Code)

SECOND AMENDED AND RESTATED CECO

ENVIRONMENTAL CORP. 2007 EQUITY

INCENTIVE PLAN

(Full title of the plan)

Edward J. Prajzner

Chief Financial Officer and Secretary

CECO Environmental Corp.

4625 Red Bank Road

Cincinnati, Ohio 45227

Telephone: (513) 458-2600

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	700,000	$9.26	$6,482,000	$753.21

(1)	This Registration Statement also covers such additional shares of common stock, par value $0.01 per share (the “Common Stock”), of CECO Environmental Corp., a Delaware corporation (the “Registrant”), as may become issuable pursuant to the anti-dilution provisions of the Second Amended and Restated CECO Environmental Corp. 2007 Equity Incentive Plan (the “Plan”).
(2)	Estimated solely for calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933 (the “Securities Act”) on the basis of the average of the high and low prices of the Common Stock on the Nasdaq Global Select Market on August 27, 2015, within five business days prior to filing.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by the Registrant for the purpose of registering an additional 700,000 shares of Common Stock under the Plan. Total awards under the Plan will not exceed in the aggregate 3,300,000 shares of Common Stock. Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of its Registration Statements on Form S-8, Registration Nos. 333-200000 and 333-143527, relating to the Plan, except that the provisions contained in Part II of such earlier Registration Statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K (Commission File No. 000-07099) for the year ended December 31, 2014;

(b)	The Registrant’s Quarterly Report on Form 10-Q (Commission File No. 000-07099) for the quarterly periods ended March 31, 2015 and June 30, 2015;

(c)	The Registrant’s Current Reports on Form 8-K (Commission File No. 000-07099), filed with the Commission on May 4, 2015 (but only with respect to Item 1.01), May 7, 2015 (but only with respect to Item 8.01), May 28, 2015, June 8, 2015, June 12, 2015, July 31, 2015, August 6, 2015 (but only with respect to Item 8.01), August 20, 2015, August 24, 2015 and August 27, 2015 and on Form 8-K/A on January 20, 2015 and August 21, 2015; and

(d)	The description of the Registrant’s Common Stock contained in the registration statement on Form 10 filed with the SEC on December 13, 1992 pursuant to Section 12(g) of the Exchange Act, together with all amendments or reports filed for the purpose of updating such description.

In addition, all documents the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3(i) to the Company’s Annual Report on Form 10-K (Commission File No. 000-07099) for the fiscal year ended December 31, 2001)

4.2	Bylaws (Incorporated by reference to Exhibit 3(ii) to the Company’s Annual Report on Form 10-K (Commission File No. 000-07099) for the fiscal year ended December 31, 2001)

4.3	Second Amended and Restated CECO Environmental Corp. 2007 Equity Incentive Plan (Incorporated by reference to Annex D to the Company’s Registration Statement on Form S-4 (Registration No. 333-204816))

5.1	Opinion of Jones Day

23.1	Consent of BDO USA, LLP, independent registered public accounting firm

23.2	Consent of Jones Day (contained in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, Ohio, on September 3, 2015.

CECO ENVIRONMENTAL CORP.:

By:	/s/ Edward J. Prajzner
Edward J. Prajzner
Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

*	Chief Executive Officer and Director	September 3, 2015
Jeffrey Lang	(Principal Executive Officer)

*	Chief Financial Officer and Secretary	September 3, 2015
Edward J. Prajzner	(Principal Financial and Accounting Officer)

*	Chairman of the Board and Director	September 3, 2015
Jason DeZwirek

*	Director	September 3, 2015
Arthur Cape

*	Director	September 3, 2015
Eric M. Goldberg

*	Director	September 3, 2015
Claudio A. Mannarino

*	Director	September 3, 2015
Jonathan Pollack

*	Director	September 3, 2015
Seth Rudin

*	Director	September 3, 2015
Donald A. Wright

*	The undersigned, by signing his name hereto, does hereby sign this Registration Statement on Form S-8 on behalf of each of the officers and directors of the Registrant identified above pursuant to a Power of Attorney executed by the officers and directors identified above, which Power of Attorney is filed with this Registration Statement on Form S-8 as Exhibit 24.1.

/s/ Edward J. Prajzner
Dated: September 3, 2015	Edward J. Prajzner Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3(i) to the Company’s Annual Report on Form 10-K (Commission File No. 000-07099) for the fiscal year ended December 31, 2001)

4.2	Bylaws (Incorporated by reference to Exhibit 3(ii) to the Company’s Annual Report on Form 10-K (Commission File No. 000-07099) for the fiscal year ended December 31, 2001)

4.3	Second Amended and Restated CECO Environmental Corp. 2007 Equity Incentive Plan (Incorporated by reference to Annex D to the Company’s Registration Statement on Form S-4 (Registration No. 333-204816))

5.1	Opinion of Jones Day

23.1	Consent of BDO USA, LLP, independent registered public accounting firm

23.2	Consent of Jones Day (contained in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney